EXHIBIT 99.3

NEWS RELEASE

Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO 80112

For more information contact:
Nadine Wakely Director, Investor Relations
Phone: 303.597.8737
Email: nwakely@trer.com

Texas Rare Earth Resources Provides Project and Corporate
Update and Fiscal Year End 2011 Review

Prioritizing Focus on Critical Heavy Rare Earth Elements

DENVER, CO, and SIERRA BLANCA, TX, November 22, 2011 -- Texas Rare Earth Resources Corp. (the “Company”) (OTCQB: TRER), a heavy rare earths exploration and development company,  today provided an update on its heavy rare earth project at Round Top Mountain in South Texas and a review of its financial statements for its fiscal year ended August 31, 2011.

Marc Levier, President and Chief Executive Officer of Texas Rare Earth Resources, commented, “I am very pleased with the progress we have made since I joined the Company in May of this year.  We have completed an aeromagnetic survey with highly encouraging results.  To date, we have drilled 50 holes totaling approximately 18,990 feet.  We completed Phase I of the metallurgical test program that confirmed the simple mineralogy and uniformity of rare earth elements throughout the Rhyolite host rock, which helps to support our expectation of low cost production.  Importantly, we have hired a team of dedicated, experienced professionals whose skills and talents are advancing our exploration and resource definition efforts at the Round Top Project.  We have also contracted the experts needed for our mineralogical and metallurgical analysis, environmental studies, geologic modeling and our Preliminary Economic Assessment (PEA).”

He added, “We have accomplished much in this short time frame and our plans for advancing the project remain aggressive.  We now have a second drill rig on site, recently received approval for our second phase of drilling, and instituted a drill strategy that we expect to accelerate resource definition.  Our goal is to have the PEA completed in the second quarter of calendar year 2012.”

Round Top Project

Located 85 miles east of El Paso, TX, the Round Top project was previously drilled in the mid-1980’s and independently published data indicated Round Top Mountain may contain approximately

1.6 billion metric tons of Rhyolite host rock containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.

•	Historic samples, aeromagnetic and gravimetric survey and drilling program:

o	The Company has re-logged historic drill holes and re-assayed 535 drill samples pulled from historic drilling activity on the site in the mid-1980’s. The results

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Texas Rare Earth Resources Provides Project and Corporate Update and Fiscal Year End 2011 Review
November 22, 2011

o	consistently confirmed the uniform presence and distribution of heavy rare earth elements.

o
The aeromagnetic and gravimetric surveys of approximately 600 kilometers successfully mapped the Rhyolite dome complexes containing the rare earth elements while also identifying a broader area of Rhyolite structure.

o
As of November 21, 2011, the Company has drilled 50 holes for a total of 18,990 drill feet, and received approval from the Texas General Land Office in early November for the expansion of its exploration activities.  The expanded plan calls for an additional 40 drill holes and four diamond core holes for an estimated planned drill footage of 20,000 feet.  The core hole drill rig is expected to be on site in the first calendar quarter of 2012.

•	Mineralogy and metallurgical testing:

o
Phase I of the metallurgical testing and characterization was completed in October 2011.  Laboratory analysis and testing was done by Mountain States R&D, International, Inc. under the direction of Dr. Roshan Bhappu, world-renowned expert in metallurgical process development engineering.

o
Phase I results confirmed earlier expectations of ore characterization that indicates simplistic rare earth element associations that suggest favorable metallurgical processing options.  According to the test results, the rare earth elements are finely disseminated throughout the Rhyolite host rock.

o	Phase II testing has begun and is focused on gravity and flotation concentration testing, as well as diagnostic leaching testing.

Financial Review

•
During the fiscal year ended August 31, 2011, exploration and development expenses for the Round Top project were approximately $1.3 million compared with $127,000 spent on exploration in the prior year.  These expenses were primarily related to costs incurred for our Phase I drilling program and associated support services.

•
General and Administrative expenses in fiscal 2011 were approximately $5.8 million. This included approximately $4.6 million in non-cash stock based compensation to Directors, Officers and consultants.

•
Net loss for the fiscal year ended August 31, 2011 was approximately $7.0 million, or $0.25 per share, which includes approximately $4.6 million in non-cash stock based compensation to Directors, Officers and consultants.  Net loss for the prior year was approximately $558,000, or $0.02 per share.

•
Cash and cash equivalents at August 31, 2011, were approximately $16.9 million, with a working capital surplus of approximately $16.3 million.  As of November 15, 2011, the Company had approximately $15.3 million in cash and cash equivalents.  The Company believes it has sufficient working capital to execute its operational plans through calendar year 2012.

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Texas Rare Earth Resources Provides Project and Corporate Update and Fiscal Year End 2011 Review
November 22, 2011

•	Outlook and Strategy

Texas Rare Earth Resources’ near-term objectives for its Round Top project are to advance the resource exploration and metallurgical process testing sufficiently to support a Preliminary Economic Assessment study to be completed in early 2012.  A Pre-Feasibility Study is targeted for completion in early 2013, with production projected for late 2015 to early 2016, depending on the results and timing of a Feasibility Study.

Mr. LeVier concluded, “We remain on track to prove out the heavy rare earth element potential at our Round Top Project.  We have an $8.8 million exploration program planned for fiscal 2012 that includes extensive drilling, metallurgical testing, baseline environmental studies, and geological modeling, as well as a Preliminary Economic Analysis.  We believe that focusing on the most critical and highest value heavy rare earth elements and defining a low cost production model can provide us with a significant advantage for end-user demand.  Additionally, given that our project is located in Texas, with a favorable, pro-resource regulatory environment and excellent infrastructure and climate conditions, we believe we can achieve our aggressive timeline.”

Teleconference and Webcast

Texas Rare Earth Resources Corp. is hosting a conference call and webcast today at 11:00 a.m. ET.  During the call, management will provide an update on TRER’s strategies, progress, and outlook in advancing its Round Top rare earth minerals project.  A question-and-answer session will follow.

The TRER conference call can be accessed by dialling (201) 689-8562.  The live webcast can be monitored at www.trer.com, where it will be archived afterwards.  A transcript will also be posted, once available.

To listen to the archived call, dial (858) 384-5517, and enter replay pin number 383005.  The replay will be available from 2:00 p.m. ET the day of the teleconference until 11:59 p.m. ET Tuesday, November 29, 2011.

About Texas Rare Earth Resources

Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project.  The Round Top project is located in Hudspeth County, Texas, 85 miles east of El Paso, Texas.  Independently published data indicates the property may contain approximately 1.6 billion metric tons of Rhyolite host rock containing rare earth minerals with potentially a 70% ratio of heavy to total rare earth minerals.  Prior exploratory work also indicates what the Company believes to be a potentially large, high-grade beryllium mineralization.  Uranium mineralization is also present in the deposit.  The Company’s common stock trades on the OTCQB Market tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at
http://www.texasrareearth.com.

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the term “resource”.  We advise U.S. investors that while this term is defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such term is not recognized by the SEC and is normally not permitted to be used in reports and registration statements filed with the SEC. U.S. Investors are cautioned not to assume that any defined resource would ever be converted into SEC compliant reserves.  Our Round Top rare earth-beryllium-uranium project currently does not contain any known proven or probable ore reserves under SEC reporting standards and our reference above to the metric tons of rhyolite contained at the project is a reference only to estimated in-place tonnage. U.S. investors are

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Texas Rare Earth Resources Provides Project and Corporate Update and Fiscal Year End 2011 Review
November 22, 2011

urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Texas Rare Earth Resources expects or anticipates will or may occur in the future, including such things as the potential development of the Round Top rare earth project, estimates of mineralized material, the potential ratio of heavy to total rare earth minerals present at the Round Top project, the number of metric tons of rhyolite contained at the Round Top project, possible low costs of production, advancement of exploration and resource definition, future mineralogical and metallurgical analysis, future baseline environmental studies, future geological modeling and test table construction, timing for completion of the pre-feasibility study, the preliminary economic assessment, the feasibility study, potential land and permitting efforts, timing for core hole drilling, expected results of Phase II metallurgical testing, the Company’s focus on Europium, Terbium, Dysprosium, Yttrium and Neodymium, future production decisions and timing for anticipated production  and other such similar matters are forward-looking statements.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Texas Rare Earth Resources to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of mineralized material estimates, risks relating to completing drilling and metallurgical testing at the Round Top project, risks related to project development determinations, risks related to fluctuations in the price of rare earth minerals, the inherently hazardous nature of mining-related activities, potential effects on Texas Rare Earth Resource’s operations of environmental regulations, risks due to legal proceedings, risks related to uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the heading “Risk Factors” in Texas Rare Earth Resource’s latest annual report on Form 10-K as filed on November 22, 2011 and other documents filed with the U.S. Securities and Exchange Commission.  Although Texas Rare Earth Resources has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Texas Rare Earth Resources assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

FINANCIAL TABLES FOLLOW.

The following financial tables are extracted from the Company’s audited annual financial statements as filed with the SEC with the Company’s annual report on Form 10-K on November 22, 2011.  You should review the full audited annual financial statements and the notes thereto together with management’s discussion and analysis appearing in the annual report on Form 10-K.  To review TRER’s annual report on Form 10-K for the fiscal year ended August 31, 2011, including our management’s discussion and analysis, visit any of the following websites: www.sec.gov or trer.com.

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Texas Rare Earth Resources Provides Project and Corporate Update and Fiscal Year End 2011 Review
November 22, 2011

Texas Rare Earths Resources Corp.
Statements of Operations

	Year ended August 31,
	2011	2010

OPERATING EXPENSES
Exploration costs	$1,291,570	$126,929
General & administrative expenses	5,754,983	424,987

Total operating expenses	7,046,553	551,916

LOSS FROM OPERATIONS	(7,046,553)	(551,916)

OTHER (INCOME) EXPENSE
Interest and other income	(27,705)	(1,031)
Interest expense	1,266	7,495
Total other (income) expense	(26,439)	6,464

NET LOSS	$(7,020,114)	$(558,380)

Net loss per share:
Basic and diluted net loss per share	$(0.25)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	27,869,787	23,433,144

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Texas Rare Earth Resources Provides Project and Corporate Update and Fiscal Year End 2011 Review
November 22, 2011

Texas Rare Earths Resources Corp.
Balance Sheet

	As of August 31,
	2011	2010
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$16,886,066	$74,434
Prepaid expenses and other current assets	37,579	-
Total current assets	16,923,645	74,434

Property and equipment, net	217,519	26,559
Mineral properties	143,356	44,539
Deposits	16,525	-

TOTAL ASSETS	$17,301,045	$145,532

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$579,807	$20,624
Notes and interest payable to related parties	-	90,448
Total current liabilities	579,807	111,072

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, par value $0.001; 10,000,000 shares authorized, no shares issued and outstanding as of August 31, 2011 and 2010	-	-
Common stock, par value $0.01; 100,000,000 shares authorized, 34,596,260 and 23,670,260 issued and outstanding as of August 31, 2011 and 2010, respectively	345,964	236,703
Additional paid-in capital	24,818,022	1,220,391
Accumulated deficit	(8,442,748)	(1,422,634)
Total shareholders' equity	16,721,238	34,460

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,301,045	$145,532

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Texas Rare Earth Resources Provides Project and Corporate Update and Fiscal Year End 2011 Review
November 22, 2011
Page 7 of 7]

Texas Rare Earths Resources Corp.
Statement of Cash Flows

	Year ended August 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,020,114)	$(558,380)
Adjustment to reconcile net loss to net cash
used in operating activities:
Depreciation expense	19,996	3,977
Stock issued for services	1,181,046	59,250
Stock based compensation	3,412,059	249,000
Changes in current assets and liabilities:
Prepaid expenses and other assets	(54,104)	-
Interest accrued on notes payable from related parties	1,398	7,494
Accounts payable and accrued expenses	559,184	8,168
Net cash used in operating activities	(1,900,535)	(230,491)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in mineral properties	(98,817)	(44,539)
Purchase of fixed assets	(210,957)	(30,536)
Net cash used in investing activities	(309,774)	(75,075)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	19,113,787	455,000
Repayment of notes payable to related parties	(91,846)	(75,000)
Net cash provided by financing activities	19,021,941	380,000
NET CHANGE IN CASH	16,811,632	74,434
CASH, BEGINNING OF PERIOD	74,434	-
CASH, END OF PERIOD	$16,886,066	$74,434

SUPPLEMENTAL INFORMATION
Interest paid	$18,936	$-
Taxes paid	$-	$-
Issuance of 131,250 shares of common stock for cash previously received	$1,313	$-
Issuance of 61,000 shares of common stock for services previously recorded	$610	$-
Issuance of 300,000 shares of common stock for director compensation previously recorded	$3,000	$-

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